ROYALTY AGREEMENT

THIS AGREEMENT (this "Agreement") is entered into as of October 11, 2018, by and between PearTrack Security Systems, Inc. a corporation organized under the laws of the State of Nevada, (“PTSS”) and Intellectual Property Network, Inc., a Delaware corporation ("IPN"). PTSS and IPN are hereinafter referred to as the "Parties."

WHEREAS, the Parties have entered into an Intellectual Property Purchase Agreement and other related agreements pursuant to which PTSS is purchasing certain intellectual property and related assets from IPN as set forth therein (the "Acquisition Agreement"); and

WHEREAS, as part of the consideration of the Acquisition Agreement, IPN shall assign, and PTSS shall acquire, all right, title, and interest in and to a patent application that is owned by IPN pursuant to that certain “Patent Application Assignment” (defined herein below) in exchange for payment of certain royalties to IPN, among other consideration.

NOW, THEREFORE, for and in consideration of the Parties’ Acquisition Agreement, Patent Application Assignment and the mutual covenants contained herein, and for other good and valuable consideration receipt of which each party hereby acknowledges, the Parties, intending to be legally bound hereby, agree as follows:

1.DEFINITIONS

1.1"AFFILIATE" shall mean any entity in which PTSS or IPN (as the case may be), directly or indirectly, or through one or more intermediaries, holds the beneficial ownership of more than ten percent (10%) or the equity securities or interests, and only so long as such ownership continues.

1.2"PATENT APPLICATION" shall mean the Patent Application, filed June 13, 2017 “USPTO Patent Application No. 62/518,788”, and filed internationally under No. PCT/US 18,3737” a copy of which is attached as Exhibit “A” to this Agreement.

1.3“PATENT APPLICATION ASSIGNMENT” shall mean the Patent Application Assignment Agreement whereby, as part of this Agreement, Seller assigns US Patent Application No. 62/518,788 and International Application filed under No. PCT/US 18,3737 attached as Exhibit “B” to this Agreement.

2.GRANT OF RIGHTS.

2.1IPN shall assign all of IPN's right, title and interest in the Assigned Patent Application, subject to the conditions set forth in Section 2.3 of this Agreement and pursuant to the terms of the Patent Application Assignment. In order to affect such ownership transfer, contemporaneously with the execution of this Agreement, IPN has executed that certain separate assignment document, to be recorded with the United States Patent and Trademark Office in a form

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Intellectual Property Network, Inc.October 11, 2018

determined by PTSS to be appropriate. IPN shall reasonably cooperate with PTSS, at PTSS’s sole expense, in the filing and prosecution of the Assigned Patent Application.

2.2IPN promptly shall deliver to PTSS (or provide access to) all documentation in its possession or control pertaining to the Assigned Patent Application, including, to the extent possessed, copies of all correspondence to or from examining authorities regarding such Assigned Patent Application, patents and prior art searches pertaining to such Assigned Patent Application, and all correspondence with any attorney involved in the preparation and/or prosecution of the Assigned Patent Application.

2.3Contemporaneously with the execution of this Agreement, PTSS shall delver that certain Limited License Agreement attached as Exhibit “E” to the Acquisition Agreement which grants IPN a non-exclusive, non-transferable, worldwide, irrevocable, perpetual, royalty-free, fully paid-up, license under the Assigned Patent Application to reproduce, make, have made, use, import, offer for sale, and sell any products or services.

3.ROYALTY

3.1PTSS shall pay IPN an amount equal to one percent (1%) of all adjusted gross revenues accounted by PTSS from any sale, use, derivation, license, grant or transfer of any rights in, to or regarding the Assigned Patent Application, any subsequently issued patent resulting from the Assigned Patent Application (as may be modified or amended from time to time by PTSS), the commercial exploitation of the Assigned Patent Application, and any technological applications or processes enable by use of the information contained in the same (the “Royalty”).

3.2During each calendar quarter this Agreement is in effect (January through March being the First Quarter, April through June being the Second Quarter, July through September being the Third Quarter and October through December being the Fourth Quarter) commencing with the end of the first calendar quarter after the date of this Agreement, PTSS shall deliver to IPN, within thirty (30) days from the last day of the calendar quarter, an accurate and complete written statement setting forth PTSS’s calculations of all Royalty payments due IPN from gross revenues accounted during such calendar quarter, including all amounts of gross revenues accounted from whatever sources related to the Royalty during the quarter, certified as to accuracy by an appropriate representative of PTSS.  Time is of the essence of this provision.   PTSS hereby grants IPN the complete right to audit and inspect PTSS’s records and operations (including the right to access PTSS’s proprietary or confidential business information to the extent reasonably necessary, provided that IPN agrees to keep all such information confidential when identified as such by PTSS), at any time, upon reasonable notice, to insure the amount of the Royalty paid to IPN under the terms of this Agreement is accurate and appropriate.  In the event IPN determines that the Royalty amount is less than the amount due under the terms of this Agreement and the difference between the amount due and the amount paid exceed two percent (2%) of the amount paid by PTSS, then PTSS agrees to reimburse IPN for all costs and expenses reasonably incurred by IPN to discovery such discrepancy.

PearTrack Security Systems, Inc. Royalty Agreement

Intellectual Property Network, Inc.October 11, 2018

3.3All payments of Royalty amounts shall be paid within thirty-days (30) of the last day of the calendar quarter during which revenues are accounted, time being of the essence of this provision.  Payments shall commence.  IPN shall be entitled to Royalty payment commencing on the date of this Agreement and ending at such time PTSS is no longer able to generate revenues from the sale, use, derivation, license, grant or transfer of any rights in, to or regarding the Assigned Patent Application, any subsequently issued patent resulting from the Assigned Patent Application (as may be modified or amended from time to time by PTSS), the commercial exploitation of the Assigned Patent Application or any subsequently issued patent resulting therefrom, and any technological applications or processes enable by use of the information contained in the same.  Notwithstanding anything in the foregoing to the contrary, PTSS’s obligation to pay Royalty to IPN shall expire with the termination of any subsequently issued patent resulting from the Assigned Patent Application, (as may be amended).

4.WARRANTIES AND LIMITATION OF LIABILITY

4.1WARRANTIES.

4.1.1IPN represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to enter into this Agreement and perform its obligations hereunder; (b) immediately prior to the execution of this Agreement (and subject to such licenses as have been disclosed to PTSS in writing), IPN owns all right, title and interest in and to the Assigned Patent Applications; and (c) it has the legal right to grant all the rights it purports to grant and to convey all the rights it purports to convey pursuant to Section 2.1 above.

4.1.2PTSS represents and warrants that: (a) PTSS Security Systems, Inc. it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, (c) PTSS has full power and authority to enter into this Agreement and perform its obligations hereunder, and (d) provided the grants, conveyances and assignments made under Section 2.1 above are effective, it has the legal right to grant all the rights it purports to grant pursuant to Section 2.3 above.

4.1.3EXCEPT AS PROVIDED IN THIS SECTION 4.1 AND UNDER THE TERMS OF THE ACQUISITION AGREEMENT AND ANY AGREEMENTS ATACHED THERETO AS EXHIBITS, EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY (IF ANY) IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, AND OF LACK OF NEGLIGENCE OR LACK OF WORKMANLIKE CONDUCT OR EFFORT. ALL PATENT APPLICATIONS ASSIGNED UNDER THIS AGREEMENT ARE PROVIDED AS IS WITH ALL FAULTS, AND NO WARRANTIES OR PROMISES ARE MADE THAT THE SAME WILL WORK OR WORK FOR ANY PARTICULAR PURPOSE. EXCEPT AS PROVIDED IN THIS SECTION 4.1, THERE IS NO WARRANTY OF TITLE, AUTHORITY OR NON-INFRINGEMENT IN ANY SUCH PATENT APPLICATIONS.

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Intellectual Property Network, Inc.October 11, 2018

4.2LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE IMMEDIATELY PRECEDING SENTENCE SHALL HAVE NO APPLICABILITY TO ANY LEGAL CAUSE OF ACTION ARISING FROM ANY PARTY'S ACTIVITIES OUTSIDE THE SCOPE OF THIS AGREEMENT.

5.GENERAL

5.1ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and to the extent that this agreement is inconsistent with any other agreement(s) between the Parties, the terms of this agreement are to control.

5.2AMENDMENT. This Agreement shall not be amended or otherwise modified except by a written agreement dated after the date of this Agreement and signed on behalf of PTSS and IPN by their respective duly authorized representatives.

5.3GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

5.4ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and there respective successors and assigns.

5.5NO WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

5.6SAVINGS CLAUSE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

5.7FURTHER ASSURANCES. Each party agrees to take such further action and execute, deliver and/or file such documents or instruments as are reasonably necessary to carry out the terms and purposes of this Agreement.

5.8SECTION HEADINGS. The section headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

5.9FEES AND EXPENSES.  The Party incurring the same shall pay all fees, costs and expenses incurred in connection with this Agreement.  Notwithstanding the foregoing, in the event the Parties engage in litigation relating to or arising out of this Agreement or the performance thereof, the Parties agree that the Court shall be asked to determine which Party is the prevailing Party to the proceeding or proceedings, and the non-prevailing Party or Parties shall,

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Intellectual Property Network, Inc.October 11, 2018

jointly and severally, be liable to the prevailing Party in the amount of all reasonable attorney’s fees, court costs, and all other expenses, incurred by the prevailing Party to the proceeding in addition to any other relief to which the prevailing Party may be entitled.

IN WITNESS, WHEREOF, the parties have executed this Agreement as of the Effective Date.

PEARTRACK SECURITY SYSTEMS, INC.

By: /s/ Kyle W. Withrow

Name:Kyle W. Withrow

Title:President/CEO

Date:10/11/2018

INTELLECTUAL PROPERTY NETWORK, INC.

By: /s/ Nathaniel T. Bradley

Name:Nathaniel T. Bradley

Title:President/CEO

Date:10/11/2018

PearTrack Security Systems, Inc. Royalty Agreement

Intellectual Property Network, Inc.October 11, 2018

EXHIBIT “A”

US PATENT APPLICATION

EXHIBIT “B”

ASSIGNMENT OF PATENT APPLICATION